FORM 8-K
Current Report
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report:  November 2, 2010
(date of earliest event reported)
Commission File Number 1-5109
TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of
incorporation or organization)

91-1506719
(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089
(Street address of principal executive offices - Zip Code)
Registrant's telephone number: (206) 623-1635

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Todd Shipyards Corporation announced today that the U.S. Coast Guard has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation (“Todd Pacific”), a multi-year maintenance contract on the icebreaker USCGC Healy (WAGB-20) (“Healy”).  The award is for a Multi-Option Firm Fixed-Price supply contract that will be in effect from November 2010 to February 2015 (Contract No. HSCG85-11-C-P45631).  It provides for the periodic pier-side maintenance of the Healy and is to be accomplished at the U.S. Coast Guard Base Support Unit in Seattle, Washington.  Todd Pacific estimates the value of the contract to be in the range of $19 million over the contract period, if all options are exercised. There is no assurance that all options will be exercised, in whole or in part.

The work to be performed under the Multi-Option Firm Fixed-Price supply contract   represents the second such contract for pier-side maintenance of the Healy awarded to Todd Pacific.  The first such contract was awarded in 2005.  The Healy was placed in service in 2000 and is the newest icebreaker in the Coast Guard fleet.  The Healy is homeported in Seattle, Washington along with the Polar Class Icebreakers, Polar Sea and Polar Star.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2010.

/s/ Michael G. Marsh
By: Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel